UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2013

CLEARWIRE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34196	56-2408571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas 66251

(Address of Principal Executive Offices) (Zip Code)

(855) 848-2380

(Registrant’s Telephone Number, Including Area Code)

1475 120th Avenue Northeast, Bellevue, Washington 98005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On July 9, 2013, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 17, 2012, as amended on April 18, 2013, May 21, 2013 and June 20, 2013, by and among Sprint Nextel Corporation, a Kansas Corporation, which we refer to as Sprint, Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sprint, which we refer to as Merger Sub, and Clearwire Corporation, a Delaware corporation, which we refer to as the Company, the acquisition of the Company by Sprint was consummated. The Company filed a Certificate of Merger with the Secretary of State of the State of Delaware, pursuant to which Merger Sub was merged with and into the Company at the effective time of the merger, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Sprint, which we refer to as the Merger. At the effective time of the Merger, each issued and outstanding share of Class A common stock of the Company, par value $0.0001 per share, which we refer to as Class A Common Stock, (other than any shares held by Sprint, or SoftBank Corp., a Japanese kabushiki kaisha, or any of their respective affiliates or by any stockholders who properly exercised their appraisal rights under Delaware law) automatically converted into the right to receive $5.00 per share in cash, without interest, less any applicable withholding taxes, which we refer to as the Merger Consideration. The aggregate consideration paid by Sprint in connection with the Merger was approximately $3.8 billion.

The foregoing description of the Merger Agreement, the Merger, and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement as originally executed on December 17, 2012, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, which we refer to as the SEC, on December 18, 2012; the First Amendment to Agreement and Plan of Merger, dated as of April 18, 2013, by and among Sprint, Merger Sub and the Company, which was filed as Exhibit (d)(2) to the Company’s amended Schedule 13E-3 filed with the SEC on May 22, 2013; the Second Amendment to Agreement and Plan of Merger, dated as of May 21, 2013, by and among Sprint, Merger Sub and the Company, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2013; and the Third Amendment to Agreement and Plan of Merger, dated as of June 20, 2013, by and among Sprint, Merger Sub and the Company, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2013; and each is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the Merger, all shares of the Company’s Class A Common Stock were cancelled and were converted into the right to receive the Merger Consideration. Accordingly, on July 9, 2013, the Company notified NASDAQ of its intent to remove the Company’s common stock from listing on NASDAQ and requested that NASDAQ file with the SEC an application on Form 25 to report the delisting of the Company’s common stock from NASDAQ. On July 9, 2013, in accordance with the Company’s request, NASDAQ will file the Form 25 with the SEC in order to provide notification of such delisting of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The Company intends to file a certificate on Form 15 requesting that the Company’s common stock be deregistered under Section 12(g) of the Exchange Act and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modifications to Rights of Security Holders.

As a result of the consummation of the Merger on July 9, 2013, each outstanding share of the Company’s Class A Common Stock was converted into the right to receive the Merger Consideration.

Also at the effective time of the Merger, each option to purchase shares of our common stock granted pursuant to any stock option plan or stock compensation plan, program or similar arrangement or any individual employment agreement, including, without limitation, the Company’s 2008 Stock Compensation Plan, 2007 Stock Compensation Plan and the 2003 Stock Option Plan, which we refer to collectively as the Stock Plans, outstanding and unexercised immediately prior to the effective time of the Merger, whether or not then vested, were cancelled in exchange for the right to receive, at such time as is provided in the Merger Agreement, a lump sum cash amount, if any, by which the Merger Consideration exceeds the exercise price of such option, less applicable withholding taxes.

Also at the effective time of the Merger, each restricted stock unit granted prior to December 17, 2012 under a Stock Plan and that is outstanding immediately prior to the effective time of the Merger which is held by a non-employee member of the Company’s board of directors, each of which we refer to as a Director RSU, was cancelled in exchange for the right to receive, at such time as is provided in the Merger Agreement, a lump sum cash payment equal to the product of the Merger Consideration, without interest, and the number of shares of Class A Common Stock subject to such Director RSU.

Also at the effective time of the Merger, each restricted stock unit granted prior to December 17, 2012 under a Stock Plan that is not a Director RSU and that is outstanding immediately prior to the effective time of the Merger, each of which we refer to as an Unvested RSU, was converted into a right to receive, at such time as is provided in the Merger Agreement, a cash payment equal to the product of the Merger Consideration, without interest, and the number of shares of Class A Common Stock subject to such Unvested RSU, each of which we refer to as a Restricted Cash Account. At the effective time of the Merger, each holder of a Restricted Cash Account obtained the right to receive a lump sum cash payment equal to 50% of the Restricted Cash Account balance, less applicable tax withholdings, from the surviving corporation, which the Merger Agreement provides will be paid as promptly as reasonably practicable following the effective time of the Merger. The remaining balance of the Restricted Cash Account will vest and be paid as described in the Company’s Definitive Proxy Statement filed with the SEC on April 23, 2013 under “Interests of Certain Persons in the Merger—Treatment of Clearwire Stock Options and Other Equity-Based Awards—Clearwire Non-Director Restricted Stock Units.”

Also at the effective time of the Merger, each issued and outstanding warrant to acquire the Company’s common stock, whether vested or unvested, outstanding immediately prior to the effective time of the Merger was, by virtue of the Merger Agreement and without any further action, deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such warrant, the same aggregate Merger Consideration as the holder of such warrant would have been entitled to receive in the Merger had the holder thereof exercised such warrant in full immediately prior to the effective time of the Merger based on the exercise price set forth in the applicable warrant.

Also at the effective time of the Merger, pursuant to the Supplemental Indenture, dated as of July 9, 2013, to the Indenture, dated as of December 8, 2010, by and among Clearwire Communications LLC, Clearwire Finance, Inc., the guarantors named therein and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee, the right to exchange each $1,000 principal amount of 8.25% Exchangeable Notes due 2040 was changed into a right to exchange such principal amount of exchangeable notes into $706.21, without interest, equal to the product of the Merger Consideration multiplied by the exchange rate for each such exchangeable note applicable as of immediately prior to the effective time of the Merger.

Also at the effective time of the Merger, pursuant to the Supplemental Indenture, dated as of July 9, 2013, to the Indenture dated as of March 1, 2013, by and among Clearwire Communications LLC, Clearwire Finance, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, the right to exchange each $1,000 principal amount of 1.00% Exchangeable Notes due 2018 was changed into a right to exchange such principal amount of exchangeable notes into $3,333.35, without interest, equal to the product of the Merger Consideration multiplied by the exchange rate for each such exchangeable note applicable as of immediately prior to the effective time of the Merger.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction above and Item 5.02 below is incorporated herein by reference. Sprint has funded the aggregate consideration required to complete the Merger through cash on hand.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with, and effective as of, the consummation of the Merger, all of the directors of the Company resigned from their positions as directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the certificate of incorporation and bylaws of the Company, each as in effect immediately prior to the effective time of the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement and became the certificate of incorporation and bylaws, respectively, of the surviving corporation under the Merger.

A copy of the amended and restated certificate of incorporation and bylaws of the Company are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 8.01. Other Events.

On July 9, 2013, the Company issued a press release announcing the consummation of the Merger. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 17, 2012, by and among the Company, Merger Sub and Clearwire (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, dated and filed December 18, 2012).

2.2	First Amendment to Agreement and Plan of Merger, dated as of April 18, 2013, by and among the Company, Merger Sub and Clearwire (incorporated by reference to Exhibit (d)(2) to the Company’s Schedule 13E-3/A, dated and filed May 22, 2013).

2.3	Second Amendment to Agreement and Plan of Merger, dated as of May 21, 2013, by and among the Company, Merger Sub and Clearwire (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, dated and filed May 22, 2013).

2.4	Third Amendment to Agreement and Plan of Merger, dated as of June 20, 2013, by and among the Company, Merger Sub and Clearwire (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, dated and filed June 21, 2013).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press Release, dated July 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION

Dated: July 9, 2013

	By:	/s/ Hope F. Cochran
Hope F. Cochran
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 17, 2012, by and among the Company, Merger Sub and Clearwire (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, dated and filed December 18, 2012).

2.2	First Amendment to Agreement and Plan of Merger, dated as of April 18, 2013, by and among the Company, Merger Sub and Clearwire (incorporated by reference to Exhibit (d)(2) to the Company’s Schedule 13E-3/A, dated and filed May 22, 2013).

2.3	Second Amendment to Agreement and Plan of Merger, dated as of May 21, 2013, by and among the Company, Merger Sub and Clearwire (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, dated and filed May 22, 2013).

2.4	Third Amendment to Agreement and Plan of Merger, dated as of June 20, 2013, by and among the Company, Merger Sub and Clearwire (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, dated and filed June 21, 2013).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press Release, dated July 9, 2013.